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EXHIBIT A(10)(e)

Application, Part II, Juvenile Medical


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                                                                EXHIBIT A(10)(E)

APPLICATION, PART 2 TO [PL&A LOGO]         Pacific Life & Annuity Company
                                           Service Center            RS RISK MED
                                           700 Newport Center Drive
JUVENILE MEDICAL                           Newport Beach, CA  92660

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COMPLETE ON PROPOSED INSURED UNDER AGE 16
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
1. Full Name                                                          2. Date of Birth
                                                                      Mo.         Day            Year
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(If any of the following questions are                                (Identify question and give details,
answered "Yes", circle applicable items                               including diagnosis, dates, names, and
and give details at right                                             addresses of attending physicians)

3.  Has the proposed insured ever had or               Yes   No
    been treated for:
    a. Diabetes, cancer or epilepsy?................   ___   ___
    b. Heart Murmur, high blood pressure,
        or any heart condition?.....................   ___   ___
4.  Has the proposed insured:
    a. Any impairment in sight or hearing?..........   ___   ___
    b. Lost weight in past 6 months?................   ___   ___
       (Show amount of any loss and give details)
    c. Ever been in a hospital, sanitarium or
        other institution for diagnosis, treatment
         or surgical operation?.....................   ___   ___
    d. Had any medical consultation or treatment
        within the past three years, other than
         as stated above?...........................   ___   ___
5.  (Answer only if proposed insured is
      under six months of age)
      Was this a full term child?...................   ___   ___
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The above statements are true and complete to the best of my knowledge and belief. I agree that such statements and answers shall be part of the application.

Dated at____________________________________________                      on __________________ Year __________

X __________________________________________________                      Witness: ____________________________
    Signature of Applicant

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MEDICAL EXAMINER'S REPORT
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6.  How long have you known this child?
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7.  Height of Child                                                       8. Weight
Feet                                 Inches                                                           Lbs
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9.  Urinalysis (Required if child is over 5 years of age)
                       Specific Gravity:                                  Sugar:            Albumin:
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                                                       Yes   No           (Give full particulars of "Yes"
10.  Is any deformity present?......................   ___   ___          answers to questions 10, 11 and 12 or
11.  Does physical examination reveal any                                 "No" answer to question 13)
      evidence of past or present disease?..........   ___   ___
12.  Does examination of the heart and
      lungs reveal any abnormalities?...............   ___   ___
13.  Does the child appear well nourished
      and in good health?...........................   ___   ___
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Medical Examiner
X___________________________________________________                      Street:_____________________________
     Signature of Medical Examiner                                        City:_______________________________
Examined at:                                                              State:______________________________
     ____ My Office    ___ Other ___________________

Date and Hour                                     AM                      Name of Agent requesting Examination:
Of Examination: ________________ Year_____   ____ PM                      _____________________________________
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AP7502-NY-Medical                                              85-21363-00 11/98